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                                                                    EXHIBIT 10.4


                                AMENDMENT 2001-1

                             BECKMAN COULTER, INC.
                         EMPLOYEES' STOCK PURCHASE PLAN


      WHEREAS, Beckman Coulter, Inc. (the "Company") maintains the Beckman Coulter, Inc. Employees' Stock Purchase Plan (the "Plan"); and

      WHEREAS, the Company has the right to amend the Plan, and the Company desires to reflect in the Plan the clarification of how a certain administrative provision works under the Company's change to a bi-weekly payroll in early 2002;

      NOW, THEREFORE, the Plan is amended as follows, effective January 1, 2002:

      1. Section 4 (c) of the Plan is amended by changing the last sentence of sub-section

            (c)   to read as follows:


            "After commencement of an Option Period, a participant in the Plan may in the time and manner prescribed by the Committee, decrease his or her payroll deductions to the Plan to as low as 1% effective during the Option Period as soon as administratively practical after such decrease direction is submitted."


            IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Amendment to the Plan on this 25th day of September, 2001.


                                       BECKMAN COULTER, INC.

                                       BY: /s/ Fidencio M. Mares
                                          -------------------------------------
                                               Fidencio M. Mares

                                       ITS:   Vice President - Human Resources
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